Credit Suisse Institutional High Yield Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended August 31, 2004


Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Republic of Poland


Date Purchased:			10/22/03


Price Per Share:		$99.87


Shares Purchased
by the Portfolio *:		710


Total Principal Purchased
by the Portfolio *:		$709,077.00


% of Offering Purchased
by the Portfolio:		.07%


Broker:				Morgan Stanley


Member:				CSFB




Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Centex Corp


Date Purchased:			4/28/04


Price Per Share:		$99.86


Shares Purchased
by the Portfolio *:		575


Total Principal Purchased
by the Portfolio *:		$574,206.50


% of Offering Purchased
by the Portfolio:		.16%


Broker:				Lehman Brothers


Member:				CSFB




Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Encana Corp Yankee

Date Purchased:			7/28/04


Price Per Share:		$99.12


Shares Purchased
by the Portfolio *:		225


Total Principal Purchased
by the Portfolio *:		$223,020


% of Offering Purchased
by the Portfolio:		.03%


Broker:				Jefferies & Co.


Member:				CSFB


Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Collins & Aikman Products 144A

Date Purchased:			8/17/04

Price Per Share:		$99.75


Shares Purchased
by the Portfolio *:		5


Total Principal Purchased
by the Portfolio *:		$4,987.50


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Banc of America


Member:				CSFB





Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Echostar DBS Corp 144A


Date Purchased:			9/20/04


Price Per Share:		$99.10


Shares Purchased
by the Portfolio *:		115


Total Principal Purchased
by the Portfolio *:		$113,965


% of Offering Purchased
by the Portfolio:		.01%


Broker:				Banc of America


Member:				CSFB